STEMCELLS, INC. PRESENTS TWO-YEAR PELIZAEUS-MERZBACHER DISEASE (PMD) DATA SUGGESTING
DEPARTURE FROM NATURAL HISTORY OF THE DISEASE

NEWARK, Calif., (August 2, 2013) – StemCells, Inc. (Nasdaq: STEM) today presented data which show that two years after transplantation of the Company’s proprietary HuCNS-SC® cells (purified human neural stem cells) into patients with Pelizaeus-Merzbacher disease (PMD), the evidence of myelination, by magnetic resonance imaging (MRI), is more pronounced compared to one year post-transplantation, the gains in neurological function reported after one year were maintained, and there were no safety concerns. Patients with PMD have a defective gene which leads to insufficient myelin in the brain, resulting in progressive loss of neurological function and death. The neurological and MRI changes suggest a departure from the natural history of the disease and may represent signals of a clinical effect. The data was presented today by Stephen Huhn, MD, FACS, FAAP, Vice President, CNS Clinical Research at StemCells, Inc., at the 2013 Pelizaeus-Merzbacher Disease Symposium and Health Fair being held at Nemours/Alfred I. duPont Children’s Hospital in Wilmington, Del.

“We are encouraged that the MRI data continue to indicate new and durable myelination related to the transplanted cells and that the data is even stronger after two years compared to one year,” said Dr. Huhn. “Even in the context of a small open-label study, these MRI results, measured at time points long after transplantation, make an even more convincing case that the HuCNS-SC cells are biologically active and that their effect is measureable, sustainable and progressive. Our challenge now is to reach agreement with the FDA on how best to correlate changes in MRI with meaningful clinical benefit, as this will be a critical step in determining a viable registration pathway for PMD.”

In the Company’s Phase I trial, which was conducted at the University of California, San Francisco, four patients with connatal PMD, the most severe form of the disease, were enrolled and transplanted with HuCNS-SC cells. The patients were followed for twelve months after transplantation, during which time they underwent intensive neurological assessments and magnetic resonance imaging at regular intervals. The Phase I trial results indicate a favorable safety profile for the HuCNS-SC cells and the transplantation procedure. Analysis of the MRI data showed changes consistent with increased myelination in the region of the transplantation, which progressed over time and persisted after the withdrawal of immunosuppression at nine months. The results support the conclusion of durable cell engraftment and donor cell-derived myelin in the transplanted patients’ brains. In addition, clinical assessment revealed small but measureable gains in motor and/or cognitive function in three of the four patients; the fourth patient remained clinically stable. The Phase I trial results were published in October 2012 in Science Translational Medicine, the peer review journal of the American Association for the Advancement of Science. Upon completion of the Phase I trial, all four patients were enrolled into a long-term follow up study, which is designed to follow the patients for four more years.

The Pelizaeus-Merzbacher Disease Symposium and Health Fair is intended to help educate families and healthcare professionals about PMD and related disorders. Sponsors include The PMD Foundation, a non-profit organization formed to raise awareness of the disease, create support for people with PMD, reduce misdiagnosis of PMD, and fund scientific research, and Nemours Biomedical Research, a branch of the Nemours Foundation, which is dedicated to improving the health and health care of all children.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders.  In a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children, the Company has shown preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company is also conducting a Phase I/II clinical trial in chronic spinal cord injury in Switzerland and Canada and has reported positive interim data for the first three patients. The Company is also conducting a Phase I/II clinical trial in dry age-related macular degeneration (AMD) at two trial sites in the US. In addition, the Company is pursuing preclinical studies in Alzheimer’s disease, with funding support from the California Institute for Regenerative Medicine (CIRM).   StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the U.S. securities laws, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the future business operations of StemCells, Inc. (the “Company”); the prospect for continued clinical development of the Company’s HuCNS-SC cells in CNS disorders; and the timing and nature of data from the Company’s clinical studies in PMD. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainties with respect to the fact that additional trials will be required to confirm the safety and demonstrate the efficacy of the Company’s HuCNS-SC cells for the treatment of spinal cord injury, PMD or any other condition; uncertainties about whether myelination formed by donor cells, if any, will have any biologic effect; uncertainties about whether preliminary data in any Phase I clinical study will prove to be reproducible or biologically meaningful; risks whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing of its HuCNS-Sc cells, ; uncertainties about the design of future clinical trials and whether the Company will receive the necessary support of a clinical trial site and its institutional review board to pursue future clinical trials in spinal cord injury, PMD, AMD, or in proposed therapies for other diseases or conditions; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC cells and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding whether data generated in clinical studies of one disease or condition will be predictive of outcomes in other diseases or conditions; uncertainties regarding the Company’s manufacturing capabilities given its increasing preclinical and clinical commitments; uncertainties as to whether the Company will become profitable; and other factors that are described under the heading “Risk Factors” disclosed in Part I, Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in its subsequent reports on Form 10-Q and Form 8-K.

CONTACT:

Rodney Young
StemCells, Inc.
Chief Financial Officer
(510) 456-4128

Ian Stone
Russo Partners
(619) 308-6541